UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 17, 2015

SKYSTAR BIO-PHARMACEUTICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-34394	33-0901534
(Commission File Number)	(IRS Employer Identification No.)

4/F Building B Chuangye Square, No. 48 Keji Road, Gaoxin District, Xi’an Shaanxi Province, P.R. China	n/a
(Address of Principal Executive Offices)	(Zip Code)

(8629) 8819-3188

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 17, 2015, Skystar Bio-Pharmaceutical Company (the “Company”) received a notification from The Nasdaq Stock Market (“Nasdaq”) informing the Company that because it had not filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015(the “Quarterly Report”), the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1).

The Company previously disclosed a notification from Nasdaq informing the Company that is was subject to delisting because it failed to comply with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) because it failed to file its Form 10-K for the fiscal year ended December 31, 2014, and Forms 10-Q for the periods ended March 31, and June 30, 2015. The failure to file the Quarterly Report constitutes an additional basis for delisting. The Company also previously disclosed that Nasdaq had notified the Company of two additional, and separate, bases for delisting under Listing Rule 5250(b)(1) (failure to disclose material non-public information) and Listing Rule 5101 (public interest concerns).

The Company has a hearing scheduled for December 3, 2015 for the hearing panel to review the delisting determination.

Item 8.01	Other Events

On November 19, 2015, the Company issued a press release relating to the foregoing event, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated November 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2015

SKYSTAR BIO-PHARMACEUTICAL COMPANY

By:	/s/ Bing Mei
Name: Bing Mei
Title: Chief Financial Officer